Exhibit 99.1

URBAN OUTFITTERS, INC.

First Quarter Results

Philadelphia, PA – May 21, 2024

For Immediate Release	Contact:	Oona McCullough
Executive Director of Investor Relations
(215) 454-4806

URBN Reports Record Q1 Sales and Earnings

PHILADELPHIA, PA, May 21, 2024 – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle products and services company which operates a portfolio of global consumer brands including the Anthropologie, Free People, FP Movement, Urban Outfitters and Nuuly brands, today announced net income of $61.8 million and record first quarter earnings per diluted share of $0.65 for the three months ended April 30, 2024. For the three months ended April 30, 2024, adjusted net income was $65.5 million and adjusted earnings per diluted share were $0.69. Adjusted net income and earnings per diluted share for the three months ended April 30, 2024, excludes store impairment and lease abandonment charges. See "Reconciliation of Non-GAAP Financial Measures" included at the end of this release.

Total Company net sales for the three months ended April 30, 2024, increased 7.8% to a record $1.20 billion. Total Retail segment net sales increased 5.8%, with comparable Retail segment net sales increasing 4.6%. The increase in Retail segment comparable net sales was driven by high single-digit positive growth in digital channel sales and low single-digit positive growth in retail store sales. Comparable Retail segment net sales increased 17.1% at Free People and 10.4% at Anthropologie and decreased 13.7% at Urban Outfitters. Wholesale segment net sales increased 3.4% driven by a 6.3% increase in Free People wholesale sales due to an increase in sales to department stores and specialty customers, partially offset by a decrease in Urban Outfitters wholesale sales. Nuuly segment net sales increased by 51.4% primarily driven by a 45% increase in average active subscribers in the current quarter versus the prior year quarter.

“We are pleased to report record first quarter sales and earnings driven by continued strength at the Anthropologie, Free People, FP Movement and Nuuly brands,” said Richard A. Hayne, Chief Executive Officer. “Customer demand remains robust for our spring and summer fashion, which bodes well for continued sales growth in Q2,” finished Mr. Hayne.

Net sales by brand and segment for the three-month periods were as follows:

	Three Months Ended
	April 30,
	2024	2023
Net sales by brand
Anthropologie(1)	$526,385	$473,640
Free People(2)	318,691	273,735
Urban Outfitters	270,258	308,708
Nuuly	77,942	51,470
Menus & Venues	7,456	6,121
Total Company	$1,200,732	$1,113,674

Net sales by segment
Retail Segment	$1,062,685	$1,004,101
Nuuly Segment	77,942	51,470
Wholesale Segment	60,105	58,103
Total Company	$1,200,732	$1,113,674
(1)
Anthropologie includes the Anthropologie and Terrain brands.
(2)
Free People includes the Free People and FP Movement brands.

For the three months ended April 30, 2024, the gross profit rate increased by 68 basis points compared to the three months ended April 30, 2023, and gross profit dollars increased 10.0% to $408.4 million from $371.2 million. For the three months ended April 30, 2024, the adjusted gross profit rate increased by 106 basis points compared to the three months ended April 30, 2023, and adjusted gross profit dollars increased 11.2% to $413.0 million from $371.2 million. The increase in adjusted gross profit rate was primarily due to higher initial merchandise markups for all brands primarily driven by Company cross-functional initiatives, partially offset by higher merchandise markdowns, primarily at the Urban Outfitters brand, and a deleverage in logistics expenses. The deleverage in logistics expenses was primarily driven by the increased penetration of Nuuly segment sales to total Company sales, as well as transition and start-up expenses related to the additional Nuuly fulfillment facility that opened during the three months ended April 30, 2024. The increase in adjusted gross profit dollars was due to higher net sales and the improved adjusted gross profit rate.

As of April 30, 2024, total inventory decreased by $11.3 million, or 1.9%, compared to total inventory as of April 30, 2023. Total Retail segment inventory decreased 2.3%, while Retail segment comparable inventory decreased 4.7%. Wholesale segment inventory increased by 2.1%.

For the three months ended April 30, 2024, selling, general and administrative expenses increased by $33.9 million, or 11.3%, compared to the three months ended April 30, 2023, and expressed as a percentage of net sales, deleveraged 87 basis points. The deleverage in selling, general and administrative expenses as a rate to net sales was primarily related to the Urban Outfitters brand not being able to reduce expenses at the same rate of net sales. The dollar growth in selling, general and administrative expenses was primarily related to increased marketing expenses to support double-digit customer traffic growth and increased sales at the Free People, FP Movement, Anthropologie and Nuuly brands and increased store payroll expenses to support the retail stores comparable sales growth.

The Company’s effective tax rate for the three months ended April 30, 2024 was 23.6%, compared to 27.1% in the three months ended April 30, 2023. The Company's adjusted effective tax rate for the three months ended April 30, 2024 was 23.4%, compared to 27.1% in the three months ended April 30, 2023. The decrease in the adjusted effective tax rate for the three months ended April 30, 2024 was primarily due to the favorable impact of equity activity in the current year quarter.

Net income for the three months ended April 30, 2024 was $61.8 million and record first quarter earnings per diluted share were $0.65. Adjusted net income for the three months ended April 30, 2024 was $65.5 million and adjusted earnings per diluted share were $0.69.

On June 4, 2019, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a share repurchase program. During the year ended January 31, 2024 and the three months ended April 30, 2024, the Company did not repurchase any common shares. As of April 30, 2024, 19.2 million common shares were remaining under the program.

During the three months ended April 30, 2024, the Company opened a total of 8 new retail locations including: 4 Urban Outfitters stores, 2 Anthropologie stores and 2 Free People stores (including 1 FP Movement store); and closed 4 retail locations including: 2 Urban Outfitters stores, 1 Anthropologie store and 1 Free People store.

Urban Outfitters, Inc. offers lifestyle-oriented general merchandise and consumer products and services through a portfolio of global consumer brands comprised of 264 Urban Outfitters stores in the United States, Canada and Europe and websites; 238 Anthropologie stores in the United States, Canada and Europe, catalogs and websites; 199 Free People stores (including 39 FP Movement stores) in the United States, Canada and Europe, catalogs and websites, 9 Menus & Venues restaurants, 7 Urban Outfitters franchisee-owned stores and 2 Anthropologie franchisee-owned stores as of April 30, 2024. Free People, FP Movement and Urban Outfitters wholesale sell their products through department and specialty stores worldwide, digital businesses and the Company’s Retail segment. Nuuly is a women's apparel subscription rental service which offers a wide selection of rental product from the Company's own brands, third-party brands and one-of-a-kind vintage pieces.

A conference call will be held today to discuss first quarter results and will be webcast at 5:15 pm. ET at: https://edge.media-server.com/mmc/p/7xcp7gbo/.

As used in this document, unless otherwise defined, "Anthropologie" refers to the Company's Anthropologie and Terrain brands and "Free People" refers to the Company's Free People and FP Movement brands.

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may contain forward-looking statements. When used in this release, the words “project,” “believe,” “plan,” “will,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: overall economic and market conditions (including current levels of inflation) and worldwide political events and the resultant impact on consumer spending patterns and our pricing power, the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, the effects of the implementation of the United Kingdom's withdrawal from membership in the European Union (commonly referred to as “Brexit”), including currency fluctuations, economic conditions and legal or regulatory changes, any effects of war, including geopolitical instability, impacts of the conflict in the Middle East and impacts of the war between Russia and Ukraine and from related sanctions imposed by the United States, European Union, United Kingdom and others, terrorism and civil unrest, natural disasters, severe or unseasonable weather conditions (including as a result of climate change) or public health crises (such as the coronavirus (COVID-19)), labor shortages and increases in labor costs, raw material costs and transportation costs, availability of suitable retail space for expansion, timing of store openings, risks associated with international expansion, seasonal fluctuations in gross sales, response to new concepts, our ability to integrate acquisitions, risks associated with digital sales, our ability to maintain and expand our digital sales channels, any material disruptions or security breaches with respect to our technology systems, the departure of one or more key senior executives, import risks (including any shortage of transportation capacities or delays at ports), changes to U.S. and foreign trade policies (including the enactment of tariffs, border adjustment taxes or increases in duties or quotas), the unexpected closing or disruption of, or any damage to, any of our distribution centers, our ability to protect our intellectual property rights, failure of our manufacturers and third-party vendors to comply with our social compliance program, risks related to environmental, social and governance activities, changes in our effective income tax rate, changes in accounting standards and subjective assumptions, regulatory changes and legal matters and other risks identified in our filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Income

(amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	April 30,
	2024	2023
Net sales	$1,200,732	$1,113,674
Cost of sales (excluding store impairment and lease abandonment charges)	787,746	742,443
Store impairment and lease abandonment charges	4,601	—
Gross profit	408,385	371,231
Selling, general and administrative expenses	333,761	299,848
Income from operations	74,624	71,383
Other income, net	6,246	1,019
Income before income taxes	80,870	72,402
Income tax expense	19,105	19,585
Net income	$61,765	$52,817

Net income per common share:
Basic	$0.66	$0.57
Diluted	$0.65	$0.56

Weighted-average common shares outstanding:
Basic	93,124,568	92,474,688
Diluted	95,000,706	93,821,292

AS A PERCENTAGE OF NET SALES
Net sales	100.0%	100.0%
Cost of sales (excluding store impairment and lease abandonment charges)	65.6%	66.7%
Store impairment and lease abandonment charges	0.4%	—
Gross profit	34.0%	33.3%
Selling, general and administrative expenses	27.8%	26.9%
Income from operations	6.2%	6.4%
Other income, net	0.5%	0.1%
Income before income taxes	6.7%	6.5%
Income tax expense	1.6%	1.8%
Net income	5.1%	4.7%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	April 30,	January 31,	April 30,
	2024	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$173,995	$178,321	$171,655
Marketable securities	312,558	286,744	209,777
Accounts receivable, net of allowance for doubtful accounts of $933, $1,465 and $1,453, respectively	88,297	67,008	105,589
Inventory	578,990	550,242	590,326
Prepaid expenses and other current assets	219,886	200,188	223,894
Total current assets	1,373,726	1,282,503	1,301,241
Property and equipment, net	1,304,548	1,286,541	1,201,506
Operating lease right-of-use assets	910,965	920,396	921,893
Marketable securities	287,178	314,152	86,156
Other assets	312,285	307,617	281,874
Total Assets	$4,188,702	$4,111,209	$3,792,670

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$321,443	$253,342	$263,558
Current portion of operating lease liabilities	224,100	226,645	233,085
Accrued expenses, accrued compensation and other current liabilities	488,681	514,218	431,033
Total current liabilities	1,034,224	994,205	927,676
Non-current portion of operating lease liabilities	849,917	851,853	845,643
Other non-current liabilities	142,227	152,611	168,669
Total Liabilities	2,026,368	1,998,669	1,941,988

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 93,379,211, 92,787,522, and 92,677,835 shares issued and outstanding, respectively	9	9	9
Additional paid-in-capital	31,572	37,943	15,133
Retained earnings	2,175,500	2,113,735	1,878,878
Accumulated other comprehensive loss	(44,747)	(39,147)	(43,338)
Total Shareholders’ Equity	2,162,334	2,112,540	1,850,682
Total Liabilities and Shareholders’ Equity	$4,188,702	$4,111,209	$3,792,670

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended
	April 30,
	2024	2023
Cash flows from operating activities:
Net income	$61,765	$52,817
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,761	23,879
Non-cash lease expense	51,470	50,859
Provision for deferred income taxes	12,735	2,457
Share-based compensation expense	7,599	7,735
Amortization of tax credit investment	4,380	3,976
Store impairment and lease abandonment charges	4,601	—
Loss on disposition of property and equipment, net	135	222
Changes in assets and liabilities:
Receivables	(21,512)	(35,030)
Inventory	(29,818)	(1,649)
Prepaid expenses and other assets	(37,542)	(35,045)
Payables, accrued expenses and other liabilities	36,663	22,257
Operating lease liabilities	(59,686)	(56,201)
Net cash provided by operating activities	58,551	36,277
Cash flows from investing activities:
Cash paid for property and equipment	(41,091)	(32,904)
Cash paid for marketable securities	(95,799)	(74,101)
Sales and maturities of marketable securities	91,081	69,456
Initial cash payment for tax credit investment	—	(20,000)
Net cash used in investing activities	(45,809)	(57,549)
Cash flows from financing activities:
Proceeds from the exercise of stock options	475	—
Share repurchases related to taxes for share-based awards	(14,445)	(7,850)
Tax credit investment liability payments	(1,341)	(468)
Net cash used in financing activities	(15,311)	(8,318)
Effect of exchange rate changes on cash and cash equivalents	(1,757)	(15)
Decrease in cash and cash equivalents	(4,326)	(29,605)
Cash and cash equivalents at beginning of period	178,321	201,260
Cash and cash equivalents at end of period	$173,995	$171,655

Important Information Regarding Non-GAAP Financial Measures

In addition to evaluating the financial condition and results of our operations in accordance with U.S. generally accepted accounting principles (“GAAP”), from time to time our management evaluates and analyzes results and any impact on the Company of certain events outside of normal, or “core,” business and operations, by considering adjusted financial measures not prepared in accordance with GAAP. Examples of items that we consider non-core include store impairment and lease abandonment charges. In order to improve the transparency of our disclosures, provide a meaningful presentation of results from our core business operations and improve period-over-period comparability, we have included certain adjusted financial measures for fiscal 2025 that exclude the impact of these non-core business items.

We believe these adjusted financial measures are important indicators of our recurring results of operations because they exclude items that may not be indicative of, or are unrelated to, our underlying results of operations and provide a useful baseline for analyzing trends in our underlying business. Management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company’s financial position, results of operations or cash flows and should therefore be considered in assessing the Company’s actual and future financial condition and performance. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies.

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URBAN OUTFITTERS, INC.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share data)
(unaudited)

Reconciliation of Total Company Adjusted Gross Profit:
	Three Months Ended
	April 30,
	2024		2023
	$'s	% of Net Sales	$'s	% of Net Sales

Gross profit (GAAP)	$408,385	34.0%	$371,231	33.3%
Adjustments:
Store impairment and lease abandonment charges (a)	4,601		—
Adjusted gross profit (Non-GAAP)	$412,986	34.4%	$371,231	33.3%

Reconciliation of Total Company Adjusted Income from Operations:
	Three Months Ended
	April 30,
	2024		2023
	$'s	% of Net Sales	$'s	% of Net Sales

Income from operations (GAAP)	$74,624	6.2%	$71,383	6.4%
Adjustments:
Store impairment and lease abandonment charges (a)	4,601		—
Adjusted income from operations (Non-GAAP)	$79,225	6.6%	$71,383	6.4%

URBAN OUTFITTERS, INC.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share data)
(unaudited)

Reconciliation of Total Company Adjusted Income Tax Expense and Adjusted Effective Tax Rate:
	Three Months Ended
	April 30,
	2024	2023
	$'s	$'s

Income before income taxes (GAAP)	$80,870	$72,402
Adjustments:
Store impairment and lease abandonment charges (a)	4,601	—
Adjusted income before income taxes (Non-GAAP)	$85,471	$72,402

Income tax expense (GAAP)	$19,105	$19,585
Adjustments:
Provision for income taxes on adjustments (b)	876	—
Adjusted income tax expense (Non-GAAP)	$19,981	$19,585

Effective income tax rate (GAAP)	23.6%	27.1%
Adjustments	(0.2%)	—
Adjusted effective income tax rate (Non-GAAP)	23.4%	27.1%

Reconciliation of Total Company Adjusted Net Income and Adjusted Diluted EPS:
	Three Months Ended
	April 30,
	2024		2023
	$'s	% of Net Sales	$'s	% of Net Sales

Net income (GAAP)	$61,765	5.1%	$52,817	4.7%
Adjustments:
Store impairment and lease abandonment charges (a)	4,601		—
Provision for income taxes on adjustments (b)	(876)		—
Adjusted net income (Non-GAAP)	$65,490	5.5%	$52,817	4.7%

Diluted EPS (GAAP)	$0.65		$0.56
Adjustments, net of tax	0.04		—
Adjusted diluted EPS (Non-GAAP)	$0.69		$0.56

(a) Store impairment charges relate to one retail location during the three months ended April 30, 2024. During the three months ended April 30, 2024, the Company also recorded lease abandonment charges for one retail location for which it has ceased operations but the lease has not been terminated.

(b) The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate in effect for the respective non-GAAP adjustments.